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                                                              EXHIBIT 99.(10)(B)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Experts" and to the use of our report dated February 7, 2003 for TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (No. 333-61761) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life") dated April 23, 2003 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 2002 and December 31, 2001, respectively, and the results of its operations and cash flows for each of the three years ended December 31, 2002 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


New York, New York
April 28, 2003